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                                                     Filing Under Rule 424(b)(3)
                                                  Registration File No. 33-60982
                                                  Dealer:  Salomon Brothers, Inc
                                      Address:  Seven World Trade Center, NY, NY
                                           Contact:  Mary Gruber, (212) 783-2882
                                                             Cusip #:  87924FCJ3
Pricing Supplement No. 58  Dated October 2, 1995
(To Prospectus dated August 7, 1995 and
 Prospectus Supplement dated August 7, 1995)

                            TCI COMMUNICATIONS, INC.

                MEDIUM TERM NOTES, SERIES B - SENIOR FIXED RATE

--------------------------------------------------------------------------------------------------
Trade Date:                     September 29, 1995      Initial Interest Rate:     7.61%
--------------------------------------------------------------------------------------------------
Principal Amount:               $15,000,000             Currency:                  U.S. Dollars
--------------------------------------------------------------------------------------------------
Stated Maturity Date:           October 4, 2005         Original Issue Date:       October 4, 1995
--------------------------------------------------------------------------------------------------
Issue Price:                    100.0%                  Net Proceeds to Issuer:    $14,906,250
--------------------------------------------------------------------------------------------------
Selling Agent's Commission:     $93,750                 Min. Denomination:         $1,000
--------------------------------------------------------------------------------------------------


Form:            X        Book-Entry
                 -
                          Certified
                 -

Redemption:      X        The Notes cannot be redeemed prior to maturity
                 -
                          The Notes may be redeemed prior to maturity
                 -

         Initial Redemption Date:                           N/A
         Initial Redemption Price:                          N/A
         Annual Redemption Price Reduction:                 N/A

Repayment:       X        The Notes cannot be repaid prior to maturity
                 -
                          The Notes can be repaid prior to maturity at the
                 -        option of the holder

         Repayment Price:         N/A
         Repayment Date:          N/A

Original Issue
Discount Note:            Yes
                 -
                 X        No
                 -

         Total Amount of OID:     N/A
         Yield to Maturity:       N/A
         Initial Accrual Period:  N/A

Optional Extension of Maturity Date:       N/A
Final Maturity Date:                       October 4, 2005